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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

WellCare Group, Inc.
Tampa, Florida


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-112829 of WellCare Group, Inc. on Form S-1 of our report dated February 12, 2004, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
May 13, 2004



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INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of WellCare Group, Inc.
Tampa, Florida


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-112829 of WellCare Group, Inc. of our report dated February 12, 2004, except for Note 15, which is as of May 13, 2004, on the consolidated financial statements and schedule of WellCare Holdings, LLC as of December 31, 2003 and for the year then ended and as of December 31, 2002 and for the five-month period then ended, and on the Predecessor combined financial statements for the seven-month period ended July 31, 2002 and the year ended December 31, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.






/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
May 13, 2004